Exhibit 10.3

THIS JOINT VENTURE AGREEMENT (the “Agreement” or this “Joint Venture Agreement”), is made and entered into as of this March 12, 2020, by and between EC Rental Limited (hereinafter “EC Rental”), a BVI corporation, with a registered office located at Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands, and Hong Kong Solar Engineering Limited (hereinafter “HK Solar”) , a Hong Kong corporation, with a registered office located at Flat A, 25/F, Block 3, Golden Dragon Industrial Centre, 172-180 Tai Lin Pai Road, Kwai Chung, New Territories.

WHEREAS, “EC Rental” is in the business of rental business, and

WHEREAS, “HK Solar” is in the business of solar engineering, and

WHEREAS, the parties desire to establish between them a joint venture in order to collaborate in marketing the rental service of solar equipments,

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and commitments set forth herein, the parties hereto agree as follows:

1. FORMATION

The joint venture formed by this Agreement (the “Joint Venture”) will conduct its business under the name EC Solar Limited, and will have its registered address at Hong Kong. The Joint Venture shall be considered a joint venture between the Parties in all respects, and in no event shall this Agreement be construed to create a partnership or any other fiduciary relationship between the Parties.

2. PURPOSE

The Joint Venture shall be formed for the purpose of promoting solar equipments rental services.

3. CONTRIBUTIONS

The Parties hereto shall each make an initial contribution to the Joint Venture as follows:

1.	EC Rental’s Contribution:

Business operation of EC Solar Limited

2.	HK Solar’s Contribution:

Provision of solar equipments and technical solutions

4. DISTRIBUTION OF PROFITS

Any and all net income accruing to the Joint Venture shall be distributed to the Parties in 70% for EC Rental and 30% for HK Solar.

5. NON-EXCLUSIVITY

No exclusivity is formed by virtue of this Joint Venture Agreement and neither Party shall be obligated to make offers to the other related to any business.

6. TERMINATION

Either Party shall have the right to terminate this Agreement, effective as of the end of the Initial Term or any Renewal Term, by providing the other with written notice of termination at least thirty (30) days prior to the end of such Initial Term or Renewal Term.  Neither Party shall have the right to terminate this Agreement at any other time, unless such termination is mutually agreed to by the Parties hereto. The Joint Venture shall terminate upon termination of this Agreement.

7. FURTHER ACTIONS

The Parties shall execute any documents and take all appropriate actions as may be necessary to give effect to the Joint Venture.

8. ASSIGNMENT

Neither Party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Party, except to a successor in ownership of all or substantially all of the assets of the assigning Party if the successor in ownership expressly assumes in writing the terms and conditions of this Agreement.  Any such attempted assignment without written consent will be void.  This Agreement shall inure to the benefit of and shall be binding upon the valid successors and assigns of the Parties.

9. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to conflicts of law principles.

10. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

11. SEVERABILITY

The Parties recognize the uncertainty of the law with respect to certain provisions of this Agreement and expressly stipulate that this Agreement will be construed in a manner that renders its provisions valid and enforceable to the maximum extent possible under applicable law. To the extent that any provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions will be deleted from this Agreement or modified so as to make them enforceable and the validity and enforceability of the remainder of such provisions and of this Agreement will be unaffected.

12. NOTICES

All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement: (i) when personally delivered; (ii) upon receipt of a telephone facsimile transmission with a confirmed telephonic transmission answer back; (iii) three (3) days after having been deposited in the mail, certified or registered, return receipt requested, postage prepaid; or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to a Party or their permitted assigns at the address for such Party first written above.

13. HEADINGS

Paragraph headings used in this Agreement are for reference only and shall not be used or relied upon in the interpretation of this Agreement.

14. ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the Parties, superseding all prior contemporaneous communications, representations, agreements, and understandings, oral or written, between the Parties with respect to the subject matter hereof.  This Agreement may not be modified in any manner except by written amendment executed by each Party hereto.

In Witness Whereof, the Parties have caused this Joint Venture Agreement to be duly executed and delivered as of the date first written above.

EC Rental Limited

Chan Che Chung Anthony, Director

Hong Kong Solar Engineering Limited

Mr Shih Pak Tau, Director

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